                           ASSET PURCHASE AGREEMENT


                                by and between


                         MINDSPRING ENTERPRISES, INC.


                                   as Buyer


                                      and


                                  PSINET INC.


                                   as Seller



                                 June 28, 1996

                              At Hogan & Hartson

                               TABLE OF CONTENTS

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                                                                                       Page
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1. DEFINITIONS AND REFERENCES.........................................................   1
2. SALE AND PURCHASE OF ASSETS; PURCHASE PRICE; ASSUMPTION OF LIABILITIES.............   1
          2.1. Asset Sale and Purchase of Assets......................................   1
          2.2. Purchase Price.........................................................   2
          2.3. Payment of Purchase Price..............................................   2
          2.4. Assumption of Liabilities..............................................   2
3. ADDITIONAL UNDERTAKINGS AND COVENANTS..............................................   2
          3.1. Billing and Collection Efforts.........................................   3
          3.2. Discontinuance of Use of the Pipeline Name.............................   3
          3.3. Transition Period and Other Transition Matters.........................   3
          3.4. Securities Offering....................................................   4
          3.5. Sales Representation...................................................   5
          3.6. Consents and Approvals.................................................   5
          3.7. Transfer Tax...........................................................   6
          3.8. Access; Investigations by Buyer........................................   6
                   3.8.1. Access; Cooperation.........................................   6
                   3.8.2. Effect of Investigation.....................................   7
          3.9. Operation of the Business..............................................   7
                   3.9.1. Conduct Business in Ordinary Course.........................   7
                   3.9.2. Notice of Material Adverse Change...........................   8
          3.10. News Releases; Securities Filings.....................................   8
          3.11. Employees; WARN Act...................................................   9
          3.12. Values of Assets......................................................   9
          3.13. Bulk Sales Laws.......................................................   9
          3.14. Confidentiality.......................................................   9
          3.15. Second Closing Subscribers............................................  10
4. REPRESENTATIONS AND WARRANTIES BY SELLER...........................................  10
          4.1. Organization and Standing..............................................  10
          4.2. Subsidiaries...........................................................  10
          4.3. Certificate or Articles of Incorporation and Bylaws....................  11
          4.4. Employees..............................................................  11
          4.5. Financial Statements...................................................  11
          4.6. No Liabilities.........................................................  12
          4.7. Taxes..................................................................  12
          4.8. Conduct of Business; Absence of Material Adverse Change................  12
          4.9. Assets.................................................................  13
                   4.9.1. Title to the Assets.........................................  13
                   4.9.2. Condition of Tangible Assets................................  13
                   4.9.3. GAAP Valuation of Assets....................................  13

          4.10. Real Property.........................................................  13
                   4.10.1. Leases.....................................................  13
                   4.10.2. Violation of Laws..........................................  14
                   4.10.3. Condemnation...............................................  14
                   4.10.4. Location of Assets.........................................  14
          4.11. Intellectual Property.................................................  14
          4.12. Seller Customers and Contracts........................................  15
          4.13. Names of Certain Subscribers..........................................  16
          4.14. Books and Records.....................................................  16
          4.15. Litigation; Disputes..................................................  16
                   4.15.1. No Litigation; Compliance with Orders......................  16
                   4.15.2. No Disputes................................................  16
          4.16. Labor Relations.......................................................  17
          4.17. Pension and Benefit Plans.............................................  17
                   4.17.1. Schedule of Plans..........................................  17
                   4.17.2. Copies of Documents........................................  17
                   4.17.3. Multiemployer Plans........................................  18
                   4.17.4. Delinquent Contributions...................................  18
                   4.17.5. Post-retirement Plans......................................  18
          4.18. Environmental.........................................................  18
                   4.18.1. Compliance with Law........................................  18
                   4.18.2. Litigation.................................................  18
                   4.18.3. Permits....................................................  19
                   4.18.4. Information................................................  19
                   4.18.5. PCBs; Asbestos.............................................  19
          4.19. Authorization.........................................................  19
          4.20. Absence of Violation; Compliance with Laws............................  20
          4.21. Binding Obligation....................................................  20
          4.22. Disclosure............................................................  20
          4.23. Securities Matters....................................................  20
5. REPRESENTATIONS AND WARRANTIES OF BUYER............................................  21
          5.1. Organization and Standing..............................................  21
          5.2. Authorization..........................................................  21
          5.3. Binding Obligation.....................................................  21
          5.4. Litigation; Disputes...................................................  21
6. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE................................  22
          6.1. Representations and Covenants..........................................  22
          6.2. Delivery of Documents..................................................  22
          6.3. Legal Proceedings......................................................  22
          6.4. Material Adverse Change................................................  23
          6.5. Hart-Scott-Rodino......................................................  23
7. CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE...............................  23
          7.1. Representations and Covenants..........................................  23
          7.2. Delivery of Buyer Documents............................................  23
          7.3. Legal Proceedings......................................................  24

          7.4. Hart-Scott-Rodino......................................................  24
8. THE CLOSING........................................................................  24
          8.1. Closing................................................................  24
          8.2. Deliveries by Seller at the First Closing..............................  24
                   8.2.1. Assignment Documents and Agreements.........................  24
                   8.2.2. Confidentiality and Non-competition Agreement...............  25
                   8.2.3. Certified Resolutions.......................................  25
                   8.2.4. Seller Officers' Certificates...............................  25
                   8.2.5. Other Documents.............................................  25
          8.3. Deliveries by Seller at the Second Closing.............................  26
                   8.3.1. Assignment Documents and Agreements.........................  26
                   8.3.2. Confidentiality and Non-competition Agreement...............  26
                   8.3.3. Lease.......................................................  26
                   8.3.4. Certified Resolutions.......................................  26
                   8.3.5. Seller Officers' Certificates...............................  27
                   8.3.6. Other Documents.............................................  27
          8.4. Deliveries by Buyer at the First Closing...............................  27
                   8.4.1. Purchase Price Payment......................................  27
                   8.4.2. Agreements..................................................  27
                   8.4.3. Certified Resolutions.......................................  28
                   8.4.4. Officers' Certificates......................................  28
                   8.4.5. Other Documents.............................................  28
          8.5. Deliveries by Buyer at the Second Closing..............................  28
                   8.5.1. Purchase Price Payment......................................  28
                   8.5.2. Agreements..................................................  28
                   8.5.3. Certified Resolutions.......................................  29
                   8.5.4. Officers' Certificates......................................  29
                   8.5.5. Other Documents.............................................  29
9. RISK OF LOSS.......................................................................  29
10. SURVIVAL; INDEMNIFICATION.........................................................  29
          10.1. Survival of Representations and Warranties............................  29
          10.2. Indemnification by Seller.............................................  30
          10.3. Indemnification by Buyer..............................................  31
          10.4. Conditions of Indemnification.........................................  31
                   10.4.1. Notice.....................................................  32
                   10.4.2. Counsel....................................................  32
                   10.4.3. Right to Defend............................................  32
                   10.4.4. Non-monetary Harm..........................................  32
11. TERMINATION; CONVEYANCE OF ADDITIONAL SUBSCRIBERS.................................  33
          11.1. Termination...........................................................  33
          11.2. Effect of Termination.................................................  33
          11.3. Conveyance of Additional Subscribers..................................  34
12. GENERAL PROVISIONS................................................................  34
          12.1. Additional Actions, Documents and Information.........................  34
          12.2. Brokers...............................................................  34

          12.3. Expenses..............................................................  35
          12.4. Notices...............................................................  35
          12.5. Waiver................................................................  36
          12.6. Benefit and Assignment................................................  36
          12.7. Entire Agreement; Amendment...........................................  37
          12.8. Severability..........................................................  37
          12.9. Headings..............................................................  37
          12.10. Remedies Cumulative..................................................  37
          12.11. Governing Law........................................................  37
          12.12. Signature in Counterparts............................................  38
          12.13. No Partnership.......................................................  38

                           ASSET PURCHASE AGREEMENT

        THIS ASSET PURCHASE AGREEMENT (the "Agreement") is entered into as of June 28, 1996 by and between PSINET INC. ("Seller") and MINDSPRING ENTERPRISES, INC. ("Buyer").

        WHEREAS, Seller owns, holds, and uses certain tangible and intangible assets and rights in connection with the consumer dial-up Internet access business currently operated by Seller in the United States, except for Bulk Customers (the "Business"); and

        WHEREAS, Buyer desires to purchase the Assets (as defined in Annex I)
                                                                     -------
from Seller and contract with Seller to service Continuing Subscribers through PSI POPS, and Seller desires to sell the Assets to Buyer and contract with Buyer to service Continuing Subscribers through PSI POPS, all in accordance with and subject to the terms and conditions hereinafter set forth;

        NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.  DEFINITIONS AND REFERENCES

        Unless the context otherwise specifies or requires, capitalized terms used herein shall have the respective meanings specified in the text of this Agreement or Annex 1 attached hereto and incorporated herein for all purposes of
             -------
this Agreement, as the case may be (such definitions to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise specified, all references herein to "Articles" or "Sections" are to Articles or Sections of this Agreement.

2.  SALE AND PURCHASE OF ASSETS; PURCHASE PRICE; ASSUMPTION OF LIABILITIES

    2.1.  Asset Sale and Purchase of Assets.

        In reliance upon the representations, warranties, covenants and agreements contained herein, and subject to the terms and conditions hereof, Seller agrees to sell, assign, transfer, convey and deliver to Buyer, and Buyer agrees to purchase from Seller, the First Closing Assets at the First Closing and the Second Closing Assets at the Second Closing.

    2.2.  Purchase Price.

        For and in consideration of the conveyances and assignments described in
Section 2.1 and in addition to the assumption of liabilities as set forth in
Section 2.4, Buyer agrees to pay to Seller, and Seller agrees to accept from Buyer, an aggregate purchase price (the "Purchase Price") equal to the sum of:
(1) the product of (a) Two Hundred Dollars ($200.00) and (b) the number of Continuing Subscribers (but in no event shall the number of Continuing Subscribers be deemed to exceed 100,000) and (2) the net book value of the Harrisburg Facility as determined in accordance with GAAP (but not in excess of Two Million Three Hundred Thousand Dollars ($2,300,000)).

        The Purchase Price shall be payable as described in Section 2.3. The Purchase Price shall be allocated among the Assets in accordance with Section 3.12.

    2.3.  Payment of Purchase Price.

        The Purchase Price shall be payable to Seller as follows:

        (a) Buyer shall deliver to Seller at the First Closing the amount of One Million Dollars ($1,000,000.00) in immediately available funds (the "Cash Payment") and a fully executed copy of the First Note;

        (b) Buyer shall deliver to Seller at the Second Closing a fully-executed copy of the Second Note;

        (c) Buyer shall deliver to Seller within ten (10) days following the First Measurement Date a fully executed copy of the Third Note;

        (d) Buyer shall deliver to Seller within ten (10) days after the Second Measurement Date a fully executed copy of the Fourth Note.

    2.4.  Assumption of Liabilities.

        At the First Closing, Buyer shall assume the First Closing Assumed Liabilities. At the Second Closing, Buyer shall assume the Second Closing Assumed Liabilities. Except for those liabilities and obligations expressly assumed by Buyer pursuant to this Section 2.4, Buyer shall have no responsibility for any liabilities or obligations of any kind or description of Seller, whether connected with the Business, the Assets or otherwise.

3.  ADDITIONAL UNDERTAKINGS AND COVENANTS

        Buyer and Seller hereby represent, covenant and agree with each other as follows:

    3.1.  Billing and Collection Efforts.

        Prior to the Second Closing Seller shall bill the First Closing Subscribers and promptly forward fifty percent (50%) of collections relating thereto to Buyer. Buyer shall bill the Subscribers within ten days following the Second Closing and again within ten days following the end of the following month, and shall use its commercially reasonable efforts to collect any amounts owed to Buyer by the Continuing Subscribers during the 60 days following such initial billing.

    3.2.  Discontinuance of Use of the Pipeline Name.

        Seller shall discontinue the use of the Pipeline Name in the United States following the Second Closing.

    3.3.  Transition Period and Other Transition Matters.

        (a)  During the period from the Second Closing to the First
Measurement Date (the "Transition Period"), Seller shall use its commercially reasonable efforts to take all calls and inquiries regarding the Interramp and Pipeline services, sign up callers as Buyer's customers and to cooperate with Buyer to transfer all Affinity Programs, Bounty Programs and Retail Programs to Buyer to the extent requested by Buyer.

        (b) Between the First Closing Date and the Second Measurement Date, Buyer shall produce and ship to the Subscribers Buyer's software to allow the Subscribers to use Buyer's network. Buyer shall pay the costs of such production and shipment initially, but on the Second Measurement Date Seller shall pay to Buyer fifty percent (50%) of Buyer's costs actually incurred in connection with such production and shipment. In the event that Seller does not make the payment required by the immediately preceding sentence, Buyer may offset the amount due from Seller under the immediately preceding sentence against the payments otherwise due Seller under the Notes.

        (c) Seller shall pay to Netscape the license fee payable under the Netscape License in connection with providing all Subscribers with the Netscape Navigator 2.X software.

        (d) Seller shall contract with and pay Douglas Paolella and Philip Leu to assist Buyer in the software writing, transition and conversion process arising out of the transactions contemplated by this Agreement full time until the First Measurement Date.

        (e) Seller will contract with and pay Arcus, Inc. to assist Buyer in writing software to upgrade Subscribers who were Seller's Pipeline customers and use Macintosh computers to make their software PPP-compatible with Buyer's current application package included.

        (f) Seller may deny access to the Pipeline service on and following the First Measurement Date.

        (g) Buyer shall continue to abide by those contractual terms requiring that those Subscribers who are currently receiving service under Seller's $5 per month and $9 per month price plans receive the same service on the same terms and conditions until the end of 1996.

        (h) Seller will forward e-mail to Subscribers who are Seller's
Interramp subscribers received at their e-mail addresses with Seller to their e-mail addresses with Buyer for 365 days following the Second Closing Date.

        (i) Subscribers who were Seller's Interramp customers in cities which have both a PSI POP and a Buyer point-of-presence ("Buyer POP") shall be entitled to use only one of the PSI POP and the Buyer POP after the First Measurement Date and Buyer will choose which POP such Subscribers are entitled to use, in Buyer's sole discretion. Buyer shall not be liable for payment of any fees under the Network Services Agreement associated with Seller's customers who may continue to use a PSI POP in a city in which Buyer has chosen a Buyer POP.

    3.4.  Securities Offering.

        Buyer shall use Best Efforts to complete a stock offering or other financing in order to refinance the Notes. In the event that the Buyer is able to raise funds through the sale of securities, Buyer shall apply the proceeds of such an offering to pay down the Notes according to the following formula:

        (a) if the net proceeds of any offering or other financing exceed thirty million dollars ($30,000,000.00), Buyer shall pay the Notes in full promptly following the closing of such offering or other financing;

        (b) if the net proceeds of any offering or other financing are between twenty and thirty million dollars ($20,000,000.00-30,000,000.00), Buyer shall pay down seventy-five percent (75%) of all sums outstanding under the Notes promptly following the closing of such offering or other financing;

        (c) if the net proceeds of any offering or other financing are between ten and twenty million dollars ($10,000,000.00-20,000,000.00), Buyer shall pay down fifty percent (50%) of all sums outstanding under the Notes promptly following the closing of such offering or other financing; and

        (d) if the net proceeds of any offering or other financing are between one and ten million dollars ($1,000,000.00 - $10,000,000.00), Buyer shall pay down thirty-three percent (33%) of all sums outstanding under the Notes.

    3.5.  Sales Representation.

        (a) During the Sales Term, Seller shall act as sales representative for Buyer handling incoming sales opportunities that become available due to Seller's ongoing marketing efforts. Seller shall sign up new customers for Buyer in accordance with procedures established by Buyer, in its reasonable discretion, and shall not hold itself out as being able to bind Buyer except as specifically set forth in this Section 3.5.

        (b) Seller shall represent Buyer and its services in a fashion that is consistent with the Core Values and Beliefs detailed in Exhibit 3.5. If Buyer determines that Seller has not represented Buyer in a manner consistent with the Core Values and Beliefs detailed in Exhibit 3.5. Buyer may cancel the provisions of this Section 3.5 upon thirty (30) days' prior written notice to Seller.

        (c) Except as specifically set forth in this Section 3.5, Seller is not authorized to act as an agent of Buyer in any way related to Buyer's business nor to sell or resell Buyer's products or services.

        (d) All trademarks, service marks and tradenames identifying Buyer or Buyer's products or services (the "Marks") are the exclusive property of Buyer. Seller shall take no action which jeopardizes the Marks. Seller shall not use a Mark or the name of Buyer in any advertising, promotional material or public announcement without the prior written approval of Buyer.

        (e) Within twenty (20) days after the end of each calendar month, Buyer shall pay to Seller Fifty Dollars ($50) for each new customer signed pursuant to this Section 3.5 who remains current on its payments to Buyer for sixty (60) days following the date on which such customer representative first logs in. The provisions of this Section 3.5 may be canceled by Buyer upon ninety (90) days' prior written notice to Seller.

    3.6.  Consents and Approvals.

        Seller shall obtain and deliver to Buyer, prior to the First Closing, all waivers, consents and approvals that are required in order to transfer the Assets and the Assumed Liabilities to Buyer, each of which shall be in form and substance reasonably acceptable to Buyer; provided, however, that all waivers,
                                          -----------------
consents and approvals that are required in order to transfer the Lease for the Harrisburg Facility, and all equipment leases which form part of the Assets, to Buyer shall be delivered by Seller to Buyer prior to the Second Closing. Buyer shall use its commercially reasonable efforts to assist Seller in Seller's efforts to obtain such waivers, consents and approvals. In addition, Buyer and Seller further agree to use their commercially reasonable efforts to obtain all other waivers, consents and approvals of all governmental authorities that are required in order for them to consummate the transactions contemplated by this Agreement or to perform the other obligations of such parties hereunder including without limitation any of the same required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"). Buyer and Seller shall:
(i) cooperate in the filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to applicable statutes, rules, regulations or orders of any governmental or supra-governmental authority in connection with the transactions contemplated by this Agreement; and (ii) use commercially reasonable efforts to cause any applicable waiting periods thereunder to expire and any objections to the transactions contemplated hereby to be withdrawn before the First Closing or the Second Closing, as applicable.

    3.7.  Transfer Tax.

        Seller shall pay all stamp, sales, income, transfer or other taxes, Federal, state or local, imposed on it, and Buyer shall pay all such taxes imposed on it, in respect of any and all transfers pursuant to the terms of this Agreement.

        All property taxes, ad valorem taxes and special taxes or assessments attributable to the Assets (including, without limitation, real estate taxes and special taxes and assessments required to be paid under the Leases, whether required to be paid directly to the taxing authorities or the lessors under the Leases) for the fiscal year during which the Second Closing Date occurs shall be prorated and adjusted as of the Second Closing Date. If the real property taxes, personal property or ad valorem taxes for the fiscal year during which the Second Closing Date occurs are not finally determined as of the Second Closing Date, then such taxes for the immediately preceding fiscal year shall be used for purposes of prorating taxes on the Second Closing Date, with a further adjustment to be made after such taxes or assessments are finalized.

    3.8.  Access; Investigations by Buyer.

          3.8.1.    Access; Cooperation.

        Seller shall, through the Second Closing Date, provide to representatives of Buyer reasonable access to the offices, books, contracts, agreements, records, officers, employees, consultants and contractors of or related to Seller with respect to the Business and will furnish representatives of Buyer such financial and operating data and other information with respect to the Business and Assets as Buyer or such representatives may reasonably request, including, without limitation, agreements with clients, customers, vendors, lessors, licensors and suppliers of Seller (collectively, the "Seller Information"). Seller shall cause its employees and agents to, cooperate with Buyer and Buyer's auditors in the production of Buyer's audited financial statements and shall make (a) Seller's records with respect to the Business, and (b) Seller's employees and agents, available to Buyer and Buyer's auditors during normal business hours for such purposes.

        3.8.2.    Effect of Investigation.

        Buyer's investigation of the financial and operating data, the Business, the Assets, and other information with respect to Seller shall in no way affect the obligations of Seller with respect to the agreements, representations, warranties, covenants and indemnification provisions set forth in this Agreement.

    3.9.  Operation of the Business.

        3.9.1.    Conduct Business in Ordinary Course.

        Seller shall, through the Second Closing Date: (a) use its commercially reasonable efforts to preserve the Business and maintain its existing franchises and licenses and to preserve Seller's present relationships with customers, suppliers, consultants, employees and any other persons having business relations therewith; and (b) maintain the Assets in the same working order and condition as the Assets are in on the date of this Agreement, reasonable wear and tear excepted. Except as contemplated by this Agreement or as reasonably required to carry out its obligations hereunder, Seller shall, through the Second Closing Date, conduct the Business only in the Ordinary Course of Business and, in addition, shall not (except to the extent that Buyer has consented in writing thereto or that such action or inaction would not reasonably be expected to affect or be binding upon any part of the Business or the Assets): (i) grant any increase in the compensation payable or to become payable by Seller to officers or employees of the Business other than in the Ordinary Course of Business, or enter into any bonus, insurance, pension, profit sharing, incentive, deferred compensation, severance pay, retirement, hospitalization, employee benefit or other similar plan, payment or arrangement for or with any of such officers or employees other than in the Ordinary Course of Business; (ii) enter into any agreement in connection with the Business that may not be terminated on less than 31 days' notice or that may reasonably be expected to have a material adverse effect on the Business or the Assets; (iii) make any capital purchases or commitments relating to the Business that exceed, individually or in the aggregate, $50,000; (iv) place, or allow to be placed, an Encumbrance on any of the Assets; (v) sell, assign, lease or otherwise transfer or dispose of any interest in any Asset (other than in the Ordinary Course of Business); (vi) commit any act or omit to do any act, or engage in any activity or transaction or incur any obligation (by conduct or otherwise), that (individually or in the aggregate) reasonably could be expected to have a material adverse effect on the Business or

Assets; (vii) except for actions taken or not taken in compliance with this
Section 3.9, do or omit to do any act (or permit such action or omission) which reasonably could be expected to cause a material breach of any Seller Contract; or (viii) take any action or fail to take any action that would reasonably be expected to cause any of the representations, warranties or covenants contained herein to be untrue or incorrect in any material respect or incapable of being performed or satisfied on the both the First Closing Date and the Second Closing Date. Notwithstanding the foregoing, however, except as set forth in Sections
3.3 or 3.5 Seller shall not be obligated to solicit new subscribers or open accounts for new subscribers. Prior to the Second Closing Date, Seller shall maintain in full force and effect all of its existing casualty, liability, and other insurance relating to the Business through the day following the Second Closing Date in amounts not less than those in effect on the date hereof, except for changes in such insurance that are made in the Ordinary Course of Business.

        3.9.2.    Notice of Material Adverse Change.

        Promptly after Seller has knowledge thereof, Seller shall, through the Second Closing Date, notify Buyer of any material adverse change in the operations, prospects, condition (financial or otherwise), Assets or liabilities of the Business, and shall provide Buyer with all information (including, without limitation, copies of all documents relating thereto) reasonably requested by Buyer concerning any Claims instituted, threatened or asserted against or affecting the Business or Assets at law or in equity before or by any Governmental Authority.

        Promptly after Seller has knowledge thereof, Seller shall, through the Second Closing Date, also notify Buyer in writing of the occurrence of any event, or the failure of any event to occur, prior to the Second Closing that results in a breach of any of the covenants, representations or warranties made by or on behalf of Seller in this Agreement or any other Seller Document furnished in connection with or pursuant to this Agreement, but such notification shall not excuse breaches of representations, warranties, covenants or agreements disclosed in such notification.

        Promptly after Buyer has knowledge thereof, Buyer shall, through the Second Closing Date, notify Seller in writing of the occurrence of any event, or the failure of any event to occur, prior to the Second Closing that results in a breach of any of the covenants, representations or warranties made by or on behalf of Buyer in this Agreement or any other Buyer Document furnished in connection with or pursuant to this Agreement, but such notification shall not excuse breaches of representations, warranties, covenants or agreements disclosed in such notification.

    3.10.  News Releases; Securities Filings.

        Except as may be otherwise required for compliance with applicable Laws or Nasdaq or stock exchange requirements, neither Buyer nor Seller shall issue or approve any news release or other public announcement concerning the transactions contemplated by this Agreement without the prior approval of the other party hereto (which approval shall not be unreasonably delayed or withheld). Buyer and Seller shall cooperate to request confidential treatment with respect to the economic terms of the transactions contemplated by this Agreement in any filing with a securities regulatory Governmental Authority.

    3.11.  Employees; WARN Act.

        Buyer shall be permitted, but not obligated to make offers of employment effective following the Second Closing Date to the employees listed on Schedule 3.11, but in no event prior to the expiration of any WARN Act notice period. Buyer shall not be liable to any person for any severance pay obligation arising as a result of the transactions contemplated herein. Seller shall provide any required notifications to the employees listed on Schedule 3.11 as may be required by the WARN Act and shall bear any applicable WARN Act Losses with respect to the Employees. Buyer shall give all notices required by the WARN Act promptly following the date of this Agreement.

    3.12.  Values of Assets.

        Buyer and Seller shall determine reasonably and in good faith the allocation of the Purchase Price among the Assets and the Confidentiality and Non-competition Agreement by mutual written agreement and will finalize the allocation within fifteen (15) days after the First Closing. Seller and Buyer agree, pursuant to Section 1060 of the Code, that the Purchase Price shall be allocated in accordance with such agreed-upon allocation, and that all income tax returns and reports shall be filed consistent with such allocation.

    3.13.  Bulk Sales Laws.

        Buyer and Seller agree to waive compliance with all bulk transfer or similar laws that may be applicable to the transactions contemplated by this Agreement.

    3.14. Confidentiality.

        Each party to this Agreement hereby acknowledges that it has obtained and may continue to obtain knowledge of and access to confidential and valuable business information relating to the other party to this Agreement not generally known by or available to the general public. Each party to this Agreement agrees at all times to use reasonable efforts, at least as stringent as those employed by it with respect to its own confidential information, (a) to keep confidential all such information that is identified as being of a confidential nature, (b) not to use such confidential information on its own behalf, except in connection with the transactions contemplated hereby, or on behalf of any other person, firm or entity and (c) not to disclose such confidential information to any third party (other than to such party's counsel, accountants and other consultants in connection with the transactions contemplated hereby) without the other party's advance written authorization; provided, however, that each party to this Agreement shall have no such obligations with respect to confidential information that (A) was lawfully obtained by it and not subject to restrictions of confidentiality;
(B) is a matter of public knowledge; or (C) has been or is hereafter publicly disclosed other than by or through such party. In the event this Agreement is terminated, each party to this Agreement shall return to the other party to this Agreement all documents, work papers and other materials furnished to the first party relating to the transactions contemplated hereunder, whether obtained before or after the execution of the Agreement. In the event of a breach or threatened breach by any party to this Agreement of the provisions of this Section, and in addition to other remedies that may be available, the other party shall be entitled to an injunction restraining the first party from disclosing in whole or in part, such information.

    3.15.  Second Closing Subscribers.

        At least ten (10) days prior to the Second Closing Date, Seller shall deliver a list of the Second Closing Subscribers to Buyer, which list shall be acceptable to Buyer in its reasonable discretion and shall include the user login name, current credit card number and the Subscriber billing name.

4.  REPRESENTATIONS AND WARRANTIES BY SELLER

        Seller hereby represents and warrants to Buyer as follows:

    4.1.  Organization and Standing.

        Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Seller has the full and unrestricted corporate power and authority to own, operate, lease and otherwise to hold the Assets, to carry on the Business as currently conducted, to execute and deliver this Agreement and each Seller Document and to carry out the transactions contemplated hereby and thereby. Seller is duly qualified to conduct business as a foreign corporation and is in good standing in the states set forth on Schedule 4.1.

    4.2.  Subsidiaries.

        Seller has no subsidiaries, and no equity investment or other interest in any corporation, association, partnership, joint venture or other entity, that own or hold any interest in the Assets or the Business other than PSInet Pipeline New York, Inc. which owns certain of the Pipeline Software, which shall be conveyed from PSInet Pipeline New York, Inc. to Seller prior to the Second Closing.

    4.3.  Certificate or Articles of Incorporation and Bylaws.

        Seller has furnished to Buyer a true and complete copy of the certificate or articles of incorporation of Seller, as currently in effect, and a true and complete copy of the bylaws of Seller, as currently in effect.

    4.4.  Employees.

        Seller has no written employment contract with any person with respect to the Business except any employment contracts as are set forth on Schedule
4.4. Schedule 4.4 lists all current employees of Seller with respect to the Business (collectively, the "Employees"), showing each such person's name, position, initial employment date, and weekly base rate remuneration (without exclusions for deduction pursuant to Code Sections 125 or 401(k)), plus actual bonus or incentive compensation paid year to date and the total taxable compensation for the current fiscal year. Except as set forth on Schedule 4.4 or otherwise entered into in the Ordinary Course of Business, other than general understandings which may exist for employment at will, no oral understandings currently exist between any executive officer or other representative of Seller authorized to enter into such understandings on behalf of Seller and any Employee of the Business regarding changes in compensation, promotion or any other change in status. Except as specified on Schedule 4.4, as of the date of this Agreement other than in the Ordinary Course of Business no Employee has advised any executive officer, manager or supervisor of Seller, orally or in writing, that he or she intends to terminate such employment or to refuse employment by Buyer after the Second Closing, if Buyer offers such employment.

    4.5.  Financial Statements.

        Seller has furnished to Buyer, and there are attached hereto as Schedule 4.5, true and complete copies of the following: (i) an unaudited balance sheet and statement of income of the Business as of the end of the fiscal year ending in 1995, (ii) an unaudited balance sheet of the Business as of March 31, 1996, and an unaudited statement of income for the three-month period then ended and accompanying notes for both, (iii) listing of the book value of the Assets, (iv) receivables aging, (v) summary of bad debt write-offs, (vi) details of major expense categories, (vii) schedule of gross margin analysis for the most recent twelve-month period, (viii) current customer counts for each PSI POP, (ix) customer counts by pricing plan and (x) monthly churn rate. The financial statements present fairly, in all material respects, the financial position of the Business as of the dates indicated and the results of operations for the periods indicated and have been prepared in accordance with the accounting principles used by Seller in preparing financial statements for the Business, which principles are summarized on Schedule 4.5 hereto.

    4.6.  No Liabilities.

        Except as described in Schedule 4.6, Seller has no material liabilities (whether contingent or absolute, matured or unmatured, known or unknown, including, without limitation, unasserted claims relating to the Assets of Seller), except for liabilities and obligations which were incurred in the Ordinary Course of Business since March 31, 1996.

    4.7.  Taxes.

        Seller, either in its own right or as a transferee, has no liability for Taxes that (a) are payable for or with respect to any periods prior to and including the date of this Agreement and the Second Closing Date in excess of the amounts actually paid prior to such dates or reserved for in financial statements of Seller, and (b) if not paid, could become the legal liability of Buyer or could adversely affect the Buyer's ownership or use of the Assets or the Business following the Second Closing.

    4.8.  Conduct of Business; Absence of Material Adverse Change.

        Other than as set forth in Schedule 4.8, since March 31, 1996, there has been no material adverse change in the Business (financial or otherwise) or the Assets. Except as set forth in Schedule 4.8, since March 31, 1996, Seller has conducted the Business diligently and substantially in the manner heretofore conducted and only in the Ordinary Course of Business. Except as set forth in
Schedule 4.8 or except to the extent that such action or inaction could not reasonably be expected to materially and adversely affect the Business or the Assets, since March 31, 1996 Seller has not: (a) incurred a material loss of, or significant injury to, any material part of the Business or the Assets as the result of any fire, explosion, flood, windstorm, earthquake, labor trouble, riot, accident, act of God or public enemy or armed forces, or other casualty;
(b) mortgaged, pledged or subjected to any Encumbrance any of the Assets; (c) sold, exchanged, transferred or otherwise disposed of any of the Assets, or canceled any debts or claims, except in each case in the Ordinary Course of Business; (d) written down the value of any Assets except write-downs in the Ordinary Course of Business, none of which, individually or in the aggregate, are material to the Business; (e) made or permitted any renewal, extension, amendment or termination of any material Seller Contract or Lease other than in the Ordinary Course of Business; (f) through negotiation or otherwise made any commitment or incurred any liability to any labor organization with respect to employees of the Business; (g) made any accrual or arrangement for or payment of bonuses or special compensation of any kind to any director, officer or employee of the Business, other than in the Ordinary Course of Business; (h) made capital expenditures, or entered into commitments therefor, aggregating more than $50,000; (i) made any material change in any method of accounting or accounting practice; or (j) entered into any agreement to do any of the foregoing.

    4.9.  Assets.

        4.9.1.  Title to the Assets.

        Seller is the sole and exclusive legal and equitable owner of, and has good title to, the Assets free and clear of any Encumbrances, except as set forth in Schedule 4.9.1. The Assets include all furniture, fixtures and equipment located in the Harrisburg Facility. On the First Closing Date and the Second Closing Date, Buyer shall acquire good title to or a valid leasehold interest in, as applicable, and all right, title and interest in, the Assets, to be transferred to Buyer at the First Closing or the Second Closing, as the case may be, free and clear of all Encumbrances

        4.9.2.  Condition of Tangible Assets.

        The tangible Assets are in good operating condition and repair, reasonable wear and tear excepted, and are suitable, adequate and fit for the uses for which they are currently being used.

        4.9.3.  GAAP Valuation of Assets

        Seller has furnished to Buyer, and there is attached hereto as Schedule 4.9.3, a true and complete copy of an inventory of fixed assets being acquired by Buyer hereunder showing, among other things, the net book value (as such term is defined by GAAP) of such assets, which net book value has been determined in accordance with GAAP.

    4.10.  Real Property.

        4.10.1.    Leases.

        Schedule 4.10 lists all leases and subleases of real property occupied for use by Seller in connection with the operation of the Business and under which Seller is a lessor or lessee (collectively, "Leases"). Seller is the owner and holder of all the leasehold interests purported to be granted by such Leases, in each case free and clear of all Encumbrances, except as set forth on
Schedule 4.10. Each Lease is valid and binding obligation of Seller, and to Seller's knowledge of the other parties thereto, is in full force and effect and is legally enforceable in accordance with the terms thereof, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, applicable equitable principles or similar laws from time to time in effect affecting the enforcement of creditors' rights generally. Except as set forth on Schedule 4.10, no Lease has been modified or amended, nor any material provision thereof waived, and each Lease constitutes the entire agreement between the landlord and tenant thereunder with respect to the premises demised thereunder. The lessors under the Leases are holding security deposits in the amounts set forth on Schedule 4.10. Seller is not in default under any such Lease, nor does any condition exist that, with notice or lapse of time or both would constitute a default thereunder by Seller. To the knowledge of Seller, no other party to any such Lease (i) is in default thereunder in any material respect, nor does any condition exist that with notice or lapse of time or both would constitute a material default thereunder by any party other than Seller or (ii) has threatened in writing to cancel or otherwise terminate any such Lease. The premises leased under the Leases are in sufficient condition and repair, reasonable wear and tear excepted, to operate the Business therein in the manner in which it its currently being operated. True and complete copies of all Leases have been furnished to Buyer.

        4.10.2.    Violation of Laws.

        To Seller's knowledge, the premises leased pursuant to the Leases and the fixtures and improvements located therein currently comply with all applicable material contractual requirements and building, zoning, subdivision, land-use, fire and other Laws pertaining to or affecting such premises.

        4.10.3.    Condemnation.

        To Seller's knowledge, no portion of any property leased pursuant to the Leases or any fixture or improvement thereon is the subject of any condemnation, eminent domain or inverse condemnation proceeding currently instituted or pending, or are, or will be, the subject of any such proceeding.

        4.10.4.    Location of Assets.

        On the Second Closing Date, the tangible Assets will be located on the properties identified on Schedule 4.10.

    4.11.  Intellectual Property.

        (a) Seller has provided to the Buyer a true, correct and complete list of all Intellectual Property which is attached as Schedule 4.11. Such list identifies Seller as either the owner, joint owner or licensee of each piece of the Intellectual Property and in the cases where any such entity is a licensee, identifies the attendant licensor(s) and license agreement(s) for such Intellectual Property. Seller either owns, owns jointly or has the right to use as a licensee all of the Intellectual Property, free and clear of adverse claims, liens, mortgages, charges, security interests and encumbrances, including without limitation any exclusive rights, however described, granted to parties other than Seller with respect to the Intellectual Property other than set forth in Schedule 4.11. All federal trademark and service mark registrations owned by Seller and all applications owned by Seller to register any trademarks or service marks on any trademark register maintained by the United States government or any state government are based on truthful affidavits or declarations of use or a bona fide intention to use.

        (b) Except as set forth on Schedule 4.11, with respect to each piece of Intellectual Property required to be identified herein,

          (i) the piece of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

          (ii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the knowledge of Seller, is threatened which challenges the legality, validity, enforceability, use or ownership of the piece of Intellectual Property; and

          (iii) Seller has not licensed or permitted any third party to use any such piece of Intellectual Property other than in the ordinary course of business.

        (c) Seller has not received notice, orally or in writing, that any other person or entity claims any interest in any Intellectual Property of Seller, and to the best knowledge of Seller no such other person or entity has, or has made, such a claim. Seller has the right to bring action for the infringement of all Intellectual Property.

        (d) Seller has taken all reasonably necessary measures to protect and maintain the rights of Seller in the Intellectual Property. Each piece of Intellectual Property used by Seller is used with the authorization of every other claimant thereto and the execution, delivery and performance of this Agreement by Seller will not impair such use.

        (e) Seller has not sent or otherwise communicated to any other person any notice, charge, claim or assertion of, or has any knowledge of, any present, impending or threatened infringement by such other person of any piece of Intellectual Property of Seller, and to the knowledge of Seller, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property of Seller.

    4.12.  Seller Customers and Contracts.

        Schedule 4.12 sets forth a true and complete list of all other contracts, agreements, leases, commitments, arrangements or understandings (both written and oral) relating to the Assets and to the Business and operations thereof to which Seller is a party, except for (i) any Leases and (ii) any employment or other agreements terminable at will.

        Except as set forth on Schedule 4.12, Seller has not entered into any binding agreement with respect to any Seller Contract that could adversely affect Seller's ability to enforce its rights under such Seller Contract. Seller has delivered true and complete copies of all written Seller Contracts listed on
Schedule 4.12

(and all amendments and modifications thereto) to Buyer prior to the execution of this Agreement.

        Each Seller Contract is in full force and effect, and constitutes a valid and binding obligation of Seller, and, to Seller's knowledge, the other party thereto, and is legally enforceable in accordance with its terms. Seller is not in default under any Seller Contract and, to its knowledge, there does not exist any event that (whether with or without notice, lapse of time, or the happening or occurrence of any other event) would constitute such a default. To Seller's knowledge, there exists no default by any other party to any Seller Contract. Within the last year, Seller has not received any written notice from any other party to a Seller Contract pursuant to which such other party threatened cancellation or revocation of such Seller Contract.

    4.13.  Names of Certain Subscribers.

        As of the date of this Agreement, the names of the First Closing Subscribers are as set forth on Schedule 4.13.

    4.14.  Books and Records.
        Seller has maintained adequate business records with respect to the operation of the Business, and Seller is not aware of any material deficiencies in such business records.

    4.15.  Litigation; Disputes.

        4.15.1.    No Litigation; Compliance with Orders.

        There are no actions, suits, claims, arbitrations, proceedings or investigations pending, or to Seller's knowledge threatened or reasonably anticipated against, or involving the Business or the Assets, or the transactions contemplated by this Agreement or any other Seller Document, at law or in equity, or before or by any arbitrator or Governmental Authority, domestic or foreign which would materially adversely affect the Business. Seller is not operating under, subject to or in default with respect to any order, award, writ, injunction, decree or judgment of any arbitrator or Governmental Authority relating to the Business or the Assets.

        4.15.2.    No Disputes.

        Except as disclosed on Schedule 4.15.2, Seller is not currently involved in, and does not reasonably anticipate, any dispute relating to the Business or the Assets with any current or former employee, customer, broker, vendor or business consultant or any other person, where the amount in controversy, or reasonably expected to be in controversy, individually or in the aggregate is in excess of $5,000.00.

    4.16.  Labor Relations.

        Seller does not know of any basis for and does not reasonably anticipate, and is not currently involved in, any disputes, strikes, work stoppages, grievance proceedings, union organization efforts or other similar controversies between Seller and any union or other collective bargaining unit representing the Employees. There are no collective bargaining agreements, employment agreements between Seller and any of its Employees, or professional service agreements not terminable at will relating to the Business or any of the Assets. The sale of the Assets and the Business to Buyer pursuant to the terms of this Agreement will not cause Buyer to incur or suffer any liability relating to, or obligation to pay, severance, termination or other similar payments to any current or former employee or independent contractor of Seller, except as expressly contemplated in Section 3.11.

    4.17.  Pension and Benefit Plans.

        4.17.1.    Schedule of Plans.

        Except as set forth in Schedule 4.17.1, neither Seller nor any Common Control Entity (a) currently sponsors or maintains or has ever sponsored or maintained since July 1, 1990, any Plan or Other Arrangement with respect to the Business or the Employees, (b) is or has been since July 1, 1990 a party to any Plan or Other Arrangement with respect to the Business or the Employees, or (c) has any obligations under any Plan or Other Arrangement with respect to the Business or the Employees.

        4.17.2.    Copies of Documents.

        Seller has furnished to Buyer true and complete copies of: (1) summary plan descriptions, as they currently exist, for each of the Plans with respect to the Business or the Employees; (2) the complete plan document and most recent Form 5500 for each Plan with respect to the Business or the Employees in existence as of January 1, 1996, that is a Qualified Plan; (3) a list of all Employees who participate in a Plan that is a cash or deferred arrangement described in Section 401(k) of the Code, and the percentage of compensation currently contributed by each such person; and (4) a list of all Employees who participate in a Plan providing medical benefits, the sex and date of birth of each such Employee and whether said participation is on the basis of single, single plus one dependent or family coverage.

        4.17.3.    Multiemployer Plans.

        No Plan with respect to the Business or the Employees is a Multiemployer Plan.

        4.17.4.    Delinquent Contributions.

        Seller has no liability for any delinquent contributions within the meaning of Section 515 of ERISA (including, without limitation, related attorneys' fees, costs, liquidated damages and interest), or for any arrearages of wages, on account of or on behalf of any Employee.

        4.17.5.    Post-retirement Plans.

        Schedule 4.17 identifies all post-retirement medical, life insurance or other post-retirement programs promised, provided or otherwise due now or in the future under any Plan to current, former or retired Employees of Seller. Buyer shall have no liability to any current, former or retired Employee of Seller under any such benefit program.

    4.18.  Environmental.

        4.18.1.    Compliance with Law.

        Seller has, to its knowledge, complied, and is in compliance with, all Environmental Laws, including, but not limited to, those Environmental Laws relating to employment or the Harrisburg Facility, and Seller has no knowledge that any property or any building, structure, fixture, appurtenance or other improvement thereon used in connection with the Business are not in compliance with, all Environmental Laws.

        4.18.2.    Litigation.

        Except as set forth on Schedule 4.18.2, neither Seller nor any officer or director of Seller has received any formal or informal notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any Governmental Authority or any other person or entity relating to Seller or the Business with respect to Environmental Laws, or knows of any fact(s) which might reasonably form the basis for any such actions or notices arising out of or attributable to, nor to Seller's knowledge, are there any pending or threatened actions, suits, orders, claims, legal proceedings or other proceedings based on any of the following:
(i) the current or past presence, Release, or threatened Release of Hazardous Materials on or from the Harrisburg Facility; (ii) the off-site disposal of Hazardous Materials originating from the Harrisburg Facility or the Business or Assets of Seller; or (iii) any material violation of Environmental Laws at the Harrisburg Facility or otherwise arising from Seller's activities, operations, procedures or designs (or those of Seller's predecessors in interest) involving Hazardous Materials.

        4.18.3.    Permits.

        Seller has been duly issued, and currently has and will maintain through the Second Closing Date, all permits, licenses, certificates and approvals required under any Environmental Law with respect to the Assets and/or the Business. A true and complete list of such permits, licenses, certificates and approvals that relate to the Business or any of the Assets, all of which are valid and in full force and effect, is set forth on Schedule 4.18.3. To the knowledge of Seller, except in accordance with such permits, licenses, certificates and approvals, there has been no Release of material regulated by such permits, licenses, certificates or approvals.

        4.18.4.    Information.

        Seller has provided Purchaser with true and complete copies of all written environmental audits, assessments, inspections or occupational health studies relating to the Assets or the conduct of the Business that Seller has in its possession or control, if any, and that was undertaken by, or at the direction of, any Governmental Authority, Seller, any predecessor in interest, or any prior potential purchaser.

        4.18.5.    PCBs; Asbestos.

        To the knowledge of Seller, neither PCBs nor asbestos-containing materials are present on or in any of the Assets or any property used in connection with the Business.

        4.19.  Authorization.

        The execution, delivery and performance by Seller of this Agreement, and each Seller Document, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by its Board of Directors (which authorization has not been modified or rescinded and is in full force and effect), and do not and will not: (a) conflict with, or violate any term or provision of (i) any Law having applicability to Seller, any of the Assets or the Business, the effect of which would have an adverse material effect on the Assets or the Business, or (ii) any provision of the certificate or articles of incorporation or bylaws of Seller; (b) except for the consents required as set forth on Schedule 4.19, conflict with, or result in any material breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, any material agreement to which Seller is a party or by which it, the Business or any of the Assets are bound; or (c) except for the consents required as set forth on Schedule 4.19, result in or require the creation or imposition of or result in the acceleration of any indebtedness, or of any Encumbrance of any nature upon, or with respect to, Seller, any of the Assets or the Business. No other corporate action on the part of Seller or its Affiliates is necessary for Seller to enter into this Agreement and all other Seller Documents and to consummate the transactions contemplated hereby and thereby.

    4.20.  Absence of Violation; Compliance with Laws.

        Seller has complied and is in compliance in all material respects with all Laws applicable to the Business and the Assets and the Plans and Other Arrangements and other employee or employment-related benefits.

        Except for business licenses and qualifications necessary to transact business as a foreign corporation, Seller is not required to hold or obtain any permit, license, approval or similar authorization from any Governmental Authority in any jurisdiction in order to conduct the operations of the Business as presently conducted and to own, use and maintain the Assets, except where the failure to do so would not have a material adverse effect on the Assets or the Business.

    4.21.  Binding Obligation.

        This Agreement and each Seller Document constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

    4.22.  Disclosure.

        Neither this Agreement nor any schedule or exhibit hereto nor any certificate or other document referenced herein or therein and furnished to Buyer by Seller contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein, in light of the circumstances under which they were made, not misleading. There is no material fact known to Seller relating to the operations, condition or prospects of the Business or the Assets that materially adversely affects the same and that has not been disclosed to Buyer by Seller on
Schedule 4.22.

    4.23.  Securities Matters.

        Seller represents that Seller is an "accredited investor" within the meaning of Regulation D under the Securities Act, is acquiring the Notes and will acquire any securities issuable upon conversion of the Notes, for Seller's own account for investment and not with the view to the distribution thereof, except in accordance with applicable federal and state securities laws. Upon conversion of a Note, this representation and covenant shall be deemed to have been given with respect to the securities of Seller received. Seller recognizes that, in view of the matters set forth in this Section 4.23, Seller must bear the economic risk of the investment represented by Seller's receipt of the Notes for an indefinite period.


5.  REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer hereby represents and warrants to Seller as follows:

    5.1.  Organization and Standing.

        Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the full and unrestricted corporate power and authority to carry on its business as currently conducted, to execute and deliver this Agreement and each Buyer Document and to carry out the transactions contemplated hereby and thereby.

    5.2.  Authorization.

        The execution, delivery and performance by Buyer of this Agreement and each Buyer Document, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by its Board of Directors (which authorization has not been modified or rescinded and is in full force and effect), and do not and will not: (a) conflict with, or violate any term or provision of (i) any Law having applicability to Buyer, the effect of which would have a material adverse effect on Buyer, or (ii) any provision of the certificate of incorporation or bylaws of Buyer, or (b) conflict with, or result in any material breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, any material agreement to which Buyer is a party or by which Buyer is bound. No other corporate action is necessary on the part of Buyer for Buyer to enter into this Agreement and all other Buyer Documents and to consummate the transactions contemplated hereby and thereby.

    5.3.  Binding Obligation.

        This Agreement and each Buyer Document constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

    5.4.  Litigation; Disputes.

        There are no actions or proceedings pending, or to Buyer's knowledge threatened or reasonably anticipated seeking to restrain, prohibit or invalidate any of the transactions contemplated by this Agreement or any Buyer Document, at law or in equity, or before or by any Governmental Authority.

6.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

        The obligations of Buyer to purchase the Assets and to proceed with the First Closing and the Second Closing are subject to the satisfaction (or waiver in writing by Buyer) at or prior to each of the First Closing and the Second Closing of each of the following conditions:

    6.1.  Representations and Covenants.

        (a) The representations and warranties of Seller made in this Agreement or in any other Seller Document shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the First Closing Date or the Second Closing Date, as the case may be, as though such representations and warranties were made on and as of First Closing Date or the Second Closing Date, as the case may be (except for any such representations or warranties which expressly relate to a prior date); and (b) Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement or any other Seller Document to be performed or complied with by Seller prior to the First Closing Date or the Second Closing Date, as the case may be.


    6.2.  Delivery of Documents.

        Seller shall have delivered to Buyer on or before the First Closing Date or the Second Closing Date, as the case may be, the First Seller Documents and all other agreements, instruments, and documents required to be delivered by Seller to Buyer pursuant to Section 8.2, or the Second Seller Documents and all other agreements, instruments, and documents required to be delivered by Seller to Buyer pursuant to Section 8.3, as the case may be.

    6.3.  Legal Proceedings.

        No action or proceeding by or before any Governmental Authority shall have been instituted or threatened (and not subsequently dismissed, settled or otherwise terminated) to restrain, prohibit or invalidate the transactions contemplated by this Agreement or any other Seller Document, or which could reasonably be expected to prevent, limit, restrict or impair the ownership, use, operation or enjoyment of the Assets or the Business by Buyer, other than an action or proceeding instituted or threatened by Buyer or its Affiliates.

    6.4.  Material Adverse Change.

        There shall have been no material adverse changes since March 31, 1996 in the business, operations, prospects, or condition (financial or otherwise), of Seller, the Business or the Assets (regardless of whether or not such events or changes are consistent with the representations and warranties given herein by Seller), except (i) changes contemplated by this Agreement, (ii) changes in the number of subscribers to the Business, and (iii) changes in the Ordinary Course of Business that are not (either individually or in the aggregate) materially adverse.

    6.5.  Hart-Scott-Rodino.

        All waiting periods, if any, required by HSR shall have expired or been terminated.

7.  CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

        The obligations of Seller to sell, transfer, convey and deliver the Assets and to proceed with the First Closing and the Second Closing are subject to the satisfaction (or waiver in writing by Seller) at or prior to the First Closing or the Second Closing, as the case may be, of each of the following conditions:

    7.1.  Representations and Covenants.

        The representations and warranties of Buyer made in this Agreement or in any other Buyer Document shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on First Closing Date or the Second Closing Date, as the case may be, as though such representations and warranties were made on and as of the First Closing Date or the Second Closing Date, as the case may be; and Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement or any other Buyer Document to be performed or complied with by Buyer prior to the First Closing or the Second Closing, as the case may be.

    7.2.  Delivery of Buyer Documents.

        Buyer shall have delivered to Seller on or before the First Closing Date or the Second Closing Date, as the case may be, that portion of the Purchase Price required to be delivered at the First Closing or the Second Closing, as the case may be, pursuant to Section 2.3, the Buyer Documents, and all other agreements, instruments and documents required to be delivered by Buyer to Seller pursuant to Section 8.3 or 8.5 as the case may be.

    7.3.  Legal Proceedings.

        No action or proceeding by or before any Governmental Authority shall have been instituted or threatened (and not subsequently dismissed, settled, or otherwise terminated) to restrain, prohibit, or invalidate the transactions contemplated by this Agreement or any other Buyer Document, other than an action or proceeding instituted or threatened by Seller or any of its Affiliates.

    7.4.  Hart-Scott-Rodino.

        All waiting periods, if any, required by HSR shall have expired or been terminated.

8.  THE CLOSING

    8.1.  Closing.

        The First Closing hereunder shall be held on June 28,1996 at the following time and location: 6:30 pm at Hogan & Hartson L.L.P., 8300 Greensboro Drive, McLean, VA 22102. The Second Closing hereunder shall be held on a date to be agreed upon by Buyer and Seller, but in no event later than August 31, 1996 at the following location: Hogan & Hartson L.L.P., 8300 Greensboro Drive, McLean, VA 22102

    8.2.  Deliveries by Seller at the First Closing.

        At or before the First Closing, Seller shall deliver to Buyer the following:

        8.2.1.  Assignment Documents and Agreements.

        The following bills of sale, statements, assignments and other instruments of transfer, dated as of the First Closing Date and duly executed by Seller, in form and substance sufficient to transfer and convey to Buyer all of Seller's right, title and interest (of the quality required in this Agreement) in and to the First Closing Assets and reasonably satisfactory to counsel to
Buyer:

          (i) the Bill of Sale substantially in the form attached hereto as
Exhibit 8.2.1(a);

          (ii) the Assignment and Assumption of Contracts and Leases substantially in the form attached hereto as Exhibit 8.2.1(b);

          (iii) the Assumption Agreement substantially in the form attached hereto as Exhibit 8.2.1(c);

          (iv) the Network Services Agreement substantially in the form attached hereto as Exhibit 8.2.1(d); and

          (v) all such other general instruments of transfer, assignment and conveyance, assignments, evidences of consent or waiver, and other instruments or documents in form and substance reasonably satisfactory to Buyer, as shall be necessary to evidence or perfect the sale, assignment, transfer and conveyance of the First Closing Assets to Buyer and effectively vest in Buyer all right, title and interest in the First Closing Assets free and clear of any and all Encumbrances, together with possession (or constructive possession, in the case of intangibles) thereof, all in accordance with the terms and conditions of this Agreement.

        8.2.2.  Confidentiality and Non-competition Agreement.

        The Confidentiality and Non-competition Agreement, substantially in the form attached hereto as Exhibit 8.2.2, dated as of the First Closing Date and duly executed by Seller.

        8.2.3.  Certified Resolutions.

        Copies of the resolutions of the board of directors of Seller, certified by the Secretary of Seller as being correct and complete and then in full force and effect, authorizing the execution, delivery and performance of this Agreement and of the other Seller Documents, and the consummation of the transactions contemplated hereby and thereby.

        8.2.4.  Seller Officers' Certificates.

        (i) A certificate of Seller signed by the President or a Vice-President and the Secretary or an Assistant Secretary of Seller certifying to the fulfillment of the conditions identified in Section 6.1; and

        (ii) A certificate signed by the Secretary or an Assistant Secretary of Seller as to the incumbency of the officers of Seller executing this Agreement or any of the First Seller Documents on behalf of Seller.

        8.2.5.  Other Documents.

        Such other certificates, instruments, opinions or documents as Buyer may reasonably request in order to effect and document the transactions contemplated hereby.

    8.3.  Deliveries by Seller at the Second Closing.

        At or before the Second Closing, Seller shall deliver to Buyer the following:

        8.3.1. Assignment Documents and Agreements.

        The following bills of sale, statements, assignments and other instruments of transfer, dated as of the Second Closing Date and duly executed by Seller, in form and substance sufficient to transfer and convey to Buyer all of Seller's right, title and interest (of the quality required in this Agreement) in and to the Second Closing Assets and reasonably satisfactory to counsel to Buyer:

          (i) the Bill of Sale substantially in the form attached hereto as
Exhibit 8.3.1(a);

          (ii) the Assignment and Assumption of Contracts and Leases substantially in the form attached hereto as Exhibit 8.3.1(b);

          (iii) the Assumption Agreement substantially in the form attached hereto as Exhibit 8.3.1(c); and

          (iv) all such other general instruments of transfer, assignment and conveyance, assignments, evidences of consent or waiver, and other instruments or documents in form and substance reasonably satisfactory to Buyer, as shall be necessary to evidence or perfect the sale, assignment, transfer and conveyance of the Second Closing Assets to Buyer and effectively vest in Buyer all right, title and interest in the Second Closing Assets free and clear of any and all Encumbrances, together with possession (or constructive possession, in the case of intangibles) thereof, all in accordance with the terms and conditions of this Agreement.

        8.3.2.  Confidentiality and Non-competition Agreement.

        The Confidentiality and Non-competition Agreement, substantially in the form attached hereto as Exhibit 8.3.2, dated as of the Second Closing Date and duly executed by Seller.

        8.3.3.  Lease.

        The original copies of all Leases.

        8.3.4.  Certified Resolutions.

        Copies of the resolutions of the board of directors of Seller, certified by the Secretary of Seller as being correct and complete and then in full force and effect, authorizing the execution, delivery and performance of this Agreement and of the other Seller Documents, and the consummation of the transactions contemplated hereby and thereby.

        8.3.5.  Seller Officers' Certificates.

        (i) A certificate of Seller signed by the President or a Vice-President and the Secretary or an Assistant Secretary of Seller certifying to the fulfillment of the conditions identified in Section 6.1; and

        (ii) A certificate signed by the Secretary or an Assistant Secretary of Seller as to the incumbency of the officers of Seller executing this Agreement or any of the Second Seller Documents on behalf of Seller.

        8.3.6.  Other Documents.

        Such other certificates, instruments, opinions or documents as Buyer may reasonably request in order to effect and document the transactions contemplated hereby.

    8.4.  Deliveries by Buyer at the First Closing.

        At or before the First Closing, Buyer shall deliver to Seller the following:

        8.4.1.    Purchase Price Payment.

        That portion of the Purchase Price payable at the First Closing in the amount and manner set forth in Section 2.3.

        8.4.2.    Agreements.

        The following agreements, dated as of the First Closing Date and duly executed by Buyer:

          (a) the Assignment and Assumption of Contracts and Leases substantially in the form attached hereto as Exhibit 8.2.1(b);

          (b) the Assumption Agreement substantially in the form attached hereto as Exhibit 8.2.1(c);

          (c) the Network Services Agreement substantially in the form attached hereto as Exhibit 8.2.1(d); and

          (d) the Confidentiality and Non-competition Agreement substantially in the form attached hereto as Exhibit 8.2.2.

        8.4.3.    Certified Resolutions.

        Copies of the resolutions of the board of directors of Buyer, certified as being correct and complete and then in full force and effect, authorizing the execution, delivery and performance of this Agreement and of the other Buyer Documents, and the consummation of the transactions contemplated hereby and thereby.

        8.4.4.    Officers' Certificates.

        (i) A certificate of Buyer signed by the Chairman, President or a Vice President and the Secretary or an Assistant Secretary of Buyer certifying to the fulfillment of the conditions identified in Section 7.1; and

        (ii) a certificate signed by the Secretary or an Assistant Secretary of Buyer as to the incumbency of the officers of the Buyer executing this Agreement or any of the other First Buyer Documents on behalf of Buyer.

        8.4.5.    Other Documents.

        Such other certificates, instruments, opinions or documents as Seller may reasonably request in order to effect and document the transactions contemplated hereby.

    8.5.  Deliveries by Buyer at the Second Closing.

        At or before the Second Closing, Buyer shall deliver to Seller the following:

        8.5.1.    Purchase Price Payment.

        That portion of the Purchase Price payable at the Second Closing in the amount and manner set forth in Section 2.3.

        8.5.2.    Agreements.

        The following agreements, dated as of the Second Closing Date and duly executed by Buyer:

          (a) the Assignment and Assumption of Contracts and Leases substantially in the form attached hereto as Exhibit 8.3.1(b);

          (b) the Assumption Agreement substantially in the form attached hereto as Exhibit 8.3.1(c); and

          (c) the Confidentiality and Non-competition Agreement substantially in the form attached hereto as Exhibit 8.3.2.


        8.5.3.    Certified Resolutions.

        Copies of the resolutions of the board of directors of Buyer, certified as being correct and complete and then in full force and effect, authorizing the execution, delivery and performance of this Agreement and of the other Buyer Documents, and the consummation of the transactions contemplated hereby and thereby.

        8.5.4.    Officers' Certificates.

        (i) A certificate of Buyer signed by the Chairman, President or a Vice President and the Secretary or an Assistant Secretary of Buyer certifying to the fulfillment of the conditions identified in Section 7.1; and

        (ii) a certificate signed by the Secretary or an Assistant Secretary of Buyer as to the incumbency of the officers of the Buyer executing this Agreement or any of the other Second Buyer Documents on behalf of Buyer.

        8.5.5.    Other Documents.

        Such other certificates, instruments, opinions or documents as Seller may reasonably request in order to effect and document the transactions contemplated hereby.

9.  RISK OF LOSS

        The risk of loss or damage by fire or other casualty or cause to the Assets or the Business prior to the date on which they are to be conveyed to Buyer shall be upon Seller. In the event of such loss or damage prior to such date, Seller shall promptly restore, replace or repair the damaged Assets to their previous condition at the sole cost and expense of Seller. Buyer shall have any and all remedies to enforce such obligations as may be available at law or in equity or otherwise (including, without limitation, specific performance).

10.  SURVIVAL; INDEMNIFICATION

    10.1.  Survival of Representations and Warranties.

        The representations, warranties and covenants contained in this Agreement and the indemnification obligations set forth in this Article 10 shall survive for a period of two years following the Second Closing Date and shall be unaffected by (and shall not be deemed waived by) any investigation, audit, appraisal, or inspection at any time made by or on behalf of Buyer; provided, however, that the representations and warranties set forth in Section 4.7 or
Section 4.17 and Section 4.18 shall each survive until the expiration of any applicable statute of limitations period.

        Notwithstanding the foregoing, if written notice of a claim for indemnification has been given to the Indemnifying Party by the Indemnified Party pursuant to Section 10.4 prior to the expiration of the applicable representations, warranties and covenants, all relevant representations, warranties and covenants and the obligation to indemnify therefor shall survive for the purposes of such claim until such claim has been finally resolved.

    10.2.  Indemnification by Seller.

        Subject to the conditions and provisions of this Article 10, Seller agrees to indemnify, defend and hold harmless Buyer from, against and with respect to any and all Losses, asserted against, resulting to, imposed upon or incurred by the Buyer, directly or indirectly, by reason of or resulting from
(a) any liability or obligation of or claim against Buyer (whether absolute, accrued, contingent or otherwise and whether a contractual, Tax or any other type of liability or obligation or claim) not expressly assumed by Buyer pursuant to Section 2.4, arising out of, relating to or resulting from the Business, or relating to or resulting from the Assets or the operation of the Business during the period prior to the date on which they are conveyed to Buyer; (b) any misrepresentation or breach of the representations and warranties of Seller contained in this Agreement or in any Seller Document or in any officers' certificate delivered pursuant to Section 8.2.4 or Section 8.3.5 hereof; (c) any noncompliance by Seller with any covenants, agreements or undertakings of Seller contained in or made pursuant to this Agreement or any Seller Document; (d) the alleged exposure of any person or property to Hazardous Materials generated, produced, leaked, released, spilled, or disposed of on or from any of the Assets on, or during the period prior to, the date on which they are conveyed to Buyer, regardless of whether such exposure resulted from activities of Seller or of the predecessors in interest of Seller or any combination thereof; (e) any liability or obligation of or claim against Buyer or any of the Assets by virtue of the application of bulk sales or other similar laws to the sale and transfer of the Assets to Buyer; or failure to comply with any applicable bulk sales laws. Notwithstanding the other provisions of this
Section 10.2, Seller shall have no liability under this Section 10.2 to the extent that the aggregate amount of Losses indemnified against under this
Section 10.2 do not exceed Two Hundred Thirty Thousand Dollars ($230,000); provided, however, that if such Losses indemnified against under this Section
- -----------------
10.2 exceed $230,000, then the indemnification provided for hereunder shall apply to all Losses indemnified against under this Section 10.2 without regard to the $230,000 threshold provided for above.

    10.3.  Indemnification by Buyer.

        Subject to the conditions and provisions of this Article 10, Buyer hereby agrees to indemnify, defend and hold harmless Seller from, against and with respect to any and all Losses, asserted against, resulting to, imposed upon or incurred by Seller, directly or indirectly, by reason of or resulting from
(a) any liability or obligation of or claims against Seller (whether absolute, accrued, contingent or otherwise and whether contractual, Tax or any other type of liability or obligation or claim) expressly assumed by Buyer pursuant to
Section 2.4 or relating to or resulting from the Assets or the operation of the Business during the period from and after the date on which they are conveyed to Buyer; (b) any misrepresentation or breach of the representations and warranties of Buyer contained in or made pursuant to this Agreement or any Buyer Document or in any officers' certificate delivered pursuant to Section 8.4.4 or Section 8.5.4; (c) any noncompliance by Buyer with any covenants, agreements or undertakings of Buyer contained in or made pursuant to this Agreement or any Buyer Document; or (d) the alleged exposure of any person or property to Hazardous Materials generated, produced, leaked, released, spilled or disposed of on or from any of the Assets during the period from and after the date on which they are conveyed to Buyer, regardless of whether such exposure resulted from activities of Buyer or the successors of interest of Buyer or any combination thereof. Notwithstanding the foregoing, in no event shall Buyer have any indemnification obligation to Seller pursuant to this Section 10.3 for any Losses otherwise indemnifiable hereunder to the extent that such Losses directly relate to a liability, obligation or claim with regard to the failure to obtain any waiver, consent or approval from any party to any Seller Contract or Lease that is required in order to assign any such Seller Contract or Lease to Buyer; provided, however, that Buyer shall remain liable for any other Losses indemnifiable pursuant to this Section 10.3 not directly relating to such a liability, obligation or claim. Notwithstanding the other provisions of this
Section 10.3, Buyer shall have no liability under this Section 10.3 to the extent that the aggregate amount of Losses indemnified against under this
Section 10.3 do not exceed Two Hundred Thirty Thousand Dollars ($230,000); provided, however, that if such Losses indemnified against under this Section
10.3 exceed $230,000, then the indemnification provided for hereunder shall apply to all Losses indemnified against under this Section 10.3 without regard to the $230,000 threshold provided for above.

    10.4.  Conditions of Indemnification.

        The obligations and liabilities of Seller, on the one hand, and of Buyer, on the other hand, hereunder with respect to their respective indemnities pursuant to this Article 10, resulting from any Losses, shall be subject to the following terms and conditions:

        10.4.1.    Notice.

        The party seeking indemnification (the "Indemnified Party") must give the other party or parties, as the case may be (the "Indemnifying Party"), written notice of any such Losses specifically identifying the matters which have given rise to such losses promptly after the Indemnified Party receives notice thereof; provided that the failure to give such notice shall not affect the rights of the Indemnified Party hereunder except to the extent that the Indemnifying Party shall have suffered actual damage by reason of such failure or such failure prejudices the Indemnifying Party's ability to settle or defend such claim.

        10.4.2.    Counsel.

        The Indemnifying Party shall have the right to undertake, by counsel or other representatives of its own choosing and reasonably acceptable to the Indemnified Party, the defense of all such Losses at the Indemnifying Party's risk and expense. In the event the Indemnifying Party elects to undertake such defense, the Indemnified Party shall cooperate with and furnish reasonable assistance to the Indemnifying Party in defense of such Losses.

        10.4.3.    Right to Defend.

        In the event that the Indemnifying Party shall elect not to undertake such defense, or, within a reasonable period of time after notice from the Indemnified Party of any such Losses, shall fail to defend, the Indemnified Party (upon further written notice to the Indemnifying Party) shall have the right to undertake the defense, compromise or settlement of such Losses, by counsel or other representatives of its own choosing and reasonably acceptable to the Indemnifying Party, on behalf of and for the account and risk of the Indemnifying Party (subject to the right of the Indemnifying Party to assume defense of such Losses at any time prior to settlement, compromise or final determination thereof). In such event (i) the Indemnifying Party shall pay to the Indemnified Party, in addition to the other sums required to be paid hereunder, the reasonable costs and expenses of third parties incurred by the Indemnified Party in connection with such defense, compromise or settlement as and when such costs and expenses are so incurred, and (ii) the Indemnifying Party shall cooperate with and furnish reasonable assistance to the Indemnified Party in defense of such Losses.

        10.4.4.    Non-monetary Harm.

        Anything in this Section 10.4 to the contrary notwithstanding, (i) if there is a reasonable probability that Losses may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right, at its own cost and expense, to participate with the Indemnifying Party in the defense, compromise or settlement of the Losses, (ii) the Indemnifying Party shall not, without the Indemnified Party's written consent, settle or compromise any Losses or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Losses in form and substance reasonably satisfactory to the Indemnified Party, (iii) in the event that the Indemnifying Party undertakes defense of any Losses, the Indemnified Party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the Indemnifying Party and its counsel or other representatives concerning such Losses, and the Indemnifying Party and the Indemnified Party and their respective counsel or other representatives shall cooperate with respect to the defense of such Losses and use their reasonable efforts in light of the prevailing circumstances to incorporate suggested modifications if such modifications would not adversely affect the Indemnifying Party, and (iv) in the event that the Indemnifying Party undertakes defense of any Losses, the Indemnifying Party shall have an obligation to keep the Indemnified Party informed of the status of the defense of such Losses and furnish the Indemnified Party with all documents, instruments and information that the Indemnified Party shall reasonably request in connection therewith.

11.  TERMINATION; CONVEYANCE OF ADDITIONAL SUBSCRIBERS

    11.1.  Termination.

        Subject to the provisions of Section 11.2 hereof, this Agreement may, by written notice given at or prior to the Second Closing in the manner hereinafter provided, be terminated at any time prior to the Second Closing:

        (a)  by mutual written consent of the parties hereto; or

        (b) by Seller, on the one hand, or by Buyer, on the other hand, if the Second Closing shall not have occurred on or before September 15, 1996; provided, that such failure to close is not a result of a breach of this Agreement by the party or parties seeking to terminate the Agreement.

    11.2.  Effect of Termination.

        In the event this Agreement is terminated as provided in Section 11.1, this Agreement shall be deemed null, void and of no further force or effect, and the parties hereto shall be released from all future obligations hereunder, provided, however, that the obligations of Buyer and Seller set forth in Sections 11.3, 12.2, 12.3 and 3.14 shall survive such termination. The parties hereto shall have any and all remedies to enforce such obligations provided at law or in equity or otherwise (including, without limitation, specific performance).

    11.3.  Conveyance of Additional Subscribers.

        In the event that the Second Closing shall not occur on or prior to the Second Closing Date for any reason and any First Closing Subscribers shall not remain Buyer's customers and current in their payments to Buyer for services as of the sixtieth (60th) day following the First Closing (those First Closing Subscribers who do remain Buyer's customers and current being referred to herein as the "First Closing Continuing Subscribers"), Seller shall, upon demand by Buyer, convey to Buyer Seller Contracts for additional Pipeline and/or Interramp subscribers of Seller who are not Bulk Customers equal to the excess, if any, of fifteen thousand (15,000) over the number of First Closing Continuing Subscribers, and those subscribers so conveyed who remain Buyer's customers and current in their payments to Buyer for services as of the sixtieth (60th) day following the date that their Seller Contract is conveyed to Buyer shall be deemed First Closing Continuing Subscribers. Seller shall continue conveying to Buyer Seller Contracts for Pipeline and/or Interramp subscribers of Seller who are not Bulk Customers upon demand by Buyer until the number of First Closing Continuing Subscribers at least equals fifteen thousand (15,000). All Subscribers of Seller whose Seller Contracts are conveyed to Buyer pursuant to this Section 11.3 shall be substantially similar in terms of Seller pricing plans and geographic dispersion to the First Closing Subscribers.

12.  GENERAL PROVISIONS

    12.1.  Additional Actions, Documents and Information.

        Each of the parties hereto agrees that it will, at any time, prior to, at or after the Second Closing Date, take or cause to be taken such further actions, and execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments and obtain such consents, as may be reasonably requested in connection with the consummation of the purchase and sale contemplated by this Agreement or in order to fully effectuate the purposes, terms and conditions of this Agreement.

    12.2.  Brokers.

        Neither Seller nor Buyer have engaged or incurred any liability (for any brokerage fees, finders' fees, commissions or otherwise) to, any broker, finder or agent in connection with the transactions contemplated by this Agreement. Seller agrees to indemnify Buyer, and Buyer agrees to indemnify Seller, against any claims asserted against the other party(ies) for any brokerage fees, finders' fees, commissions or similar liabilities incurred by the indemnified party with respect to any person purporting to act or to have acted for or on behalf of the indemnifying party in connection with the transactions contemplated by this Agreement.

    12.3.  Expenses.

        Each party hereto shall pay its own legal, accounting, broker and other professional fees and expenses incurred in connection with this Agreement and in the preparation for and consummation of the transactions provided for herein.

    12.4.  Notices.

        All notices, demands, requests, or other communications which may be or are required to be given or made by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by first-class registered or certified mail, return receipt requested, postage prepaid, or delivered by overnight courier, addressed as follows:

               (i)  If to Buyer:

                    MindSpring Enterprises, Inc.
                    1430 W. Peachtree, Suite 400
                    Atlanta, GA 30309
                    Attention:  Mr. Charles Brewer
                                Chairman and Chief Executive Officer

               with a copy (which shall not constitute notice) to:

                    Anthony S. Harrington, Esq.
                    Hogan & Hartson L.L.P.
                    555-13th Street, NW
                    Washington, DC  20004

               (ii)  If to Seller:

                    PsiNet Inc.
                    510 Huntmar Park Drive
                    Herndon, VA 22070
                    Attention:  Mr. Harold S. Wills
                                Executive Vice President and Chief
                                Operating Officer

               with a copy (which shall not constitute notice) to:

                    PsiNet Inc.
                    510 Huntmar Park Drive
                    Herndon, VA 22070
                    Attention:  David N. Kunkel, Esq.
                                Vice President and General Counsel

or such other address as the addressee may indicate by written notice to the other parties.

        Each notice, demand, request, or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or the affidavit of messenger being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

    12.5.  Waiver.

        No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

    12.6.  Benefit and Assignment.

        No party hereto shall assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other parties hereto, except that Buyer may assign this Agreement to any entity or person that acquires substantially all of the Assets or Business from Buyer and any purported assignment in violation of the foregoing shall be void.

        This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.

    12.7.  Entire Agreement; Amendment.

        This Agreement, including the Schedules and Exhibits hereto and the other instruments and documents referred to herein or delivered pursuant hereto, contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments or understandings with respect to such matters. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the party or parties against whom enforcement of the amendment, modification or discharge is sought.

    12.8.    Severability.

        If any part of any provision of this Agreement or any other contract, agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provisions or the remaining provisions of said contract, agreement, document or writing.

    12.9.    Headings.

        The headings of the articles, sections and subsections contained in this Agreement are inserted for convenience only and do not form a part or affect the meaning, construction or scope thereof.

    12.10.    Remedies Cumulative.

        The remedies provided herein shall be cumulative, and shall not preclude any party from asserting any other rights or seeking any other remedies against the other party or such other party successors or permitted assigns, pursuant to this Agreement, as provided under other agreements, and as provided by applicable law. Nothing contained herein shall preclude a party from seeking equitable relief, where appropriate.

    12.11.    Governing Law.

        This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed under and in accordance with the laws of the State of New York excluding the choice of law rules thereof.

    12.12.    Signature in Counterparts.

        This Agreement may be executed in separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

    12.13.    No Partnership.

        This Agreement creates no relationship of joint venture, partnership or agency between Seller and Buyer. Except as contemplated by Sections 3.3 or 3.5, neither party will represent itself as a representative or agent of the other party for any purpose.

        IN WITNESS WHEREOF, each of the parties hereto has executed this Asset Purchase Agreement, or has caused this Asset Purchase Agreement to be duly executed and delivered in its name on its behalf, all as of the day and year first above written.

                              BUYER
                              -----
                              MINDSPRING ENTERPRISES, INC.

                              By: /s/ Charles M. Brewer    (SEAL)
                                 -------------------------
                              Name:   Charles M. Brewer
                                   --------------------------------
                              Title:  CFO
                                    -------------------------------
                              SELLER


                              PSINET INC.
                              -----------

                              By: /s/ Harold S. Wills          (SEAL)
                                 -------------------------
                              Name:   Harold S. Wills
                                   ---------------------------------
                              Title:  COO
                                    --------------------------------

                                    ANNEX 1

                            SCHEDULE OF DEFINITIONS

        AFFILIATE shall mean, with respect to an entity, any person or entity which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such entity. For purposes of this definition, "control" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by agreement or otherwise).

        AFFINITY PROGRAMS shall mean all types of marketing relationships with respect to the Business other than Bounty Programs and Retail Programs, including but not limited to, publishers, modem or other types of computer equipment manufacturers, and organizations representing groups of potential customers.

        AGREEMENT shall mean the Asset Purchase Agreement entered into as of the date hereof and between Buyer and Seller.

        ASSETS shall mean, collectively, all right, title, benefit and interest of Seller in and to the following assets, rights, benefits and privileges, both tangible and intangible (including without limitation the Business as a "going concern" and customer relationships and reputation of Seller ("Goodwill")), wherever situated or located, owned, leased, used, held for use or otherwise held by Seller in connection with the Business, and shall include all such assets existing on the date of this Agreement and all such assets acquired between that date and the Second Closing Date:

        (a) All Seller Contracts with Subscribers (excluding Bulk Customers);

        (b) All Leases, including without limitation the Lease for the Harrisburg Facility (described in Schedule 4.10 attached hereto);

        (c) All of the benefits of all preexisting marketing programs (including Retail, Affinity and Bounty Programs);

        (d) All of the ownership rights to the Pipeline Software (including auto registration software), including, but not limited to, all work currently being undertaken to upgrade and/or improve such software;

        (e)  Rights to the Local Content              published by the Pipeline
                                        --------------
             Group;

        (f) All engineering, business and other books, papers, files and records directly relating to the Business, including, but not limited to, customer lists;

        (g) All manufacturer's warranties with respect to the Assets, to the extent assignable;

        (h) All Intellectual Property; and

        (i) a paid up non-exclusive license to use and modify (but not to sublicense) the software described in Schedule Annex 1.

        ASSUMED LIABILITIES shall mean, collectively, the First Closing Assumed Liabilities and the Second Closing Assumed Liabilities.

        BEST EFFORTS shall mean, as to a party hereto, an undertaking by such party to perform or satisfy an obligation or duty or otherwise act in a manner reasonably calculated to obtain the intended result by action or expenditure not disproportionate or unduly burdensome in the circumstances, which means, among other things, that such party shall not be required to (i) expend funds other than for payment of the reasonable and customary fees and expenses of employees, counsel, consultants, representatives or agents of such party in connection with the performance or satisfaction of such obligation or duty or other action, provided that the foregoing shall not require a party to institute litigation or arbitration as part of its best efforts, or (ii) suffer any material economic disadvantage or detriment as a condition of achieving a satisfactory result.

        BOUNTY PROGRAMS shall mean Seller's relationships with individuals or organizations that shall receive a commission or other form of payment for the signing-up of subscribers with respect to the Business and for the referral of subscribers by such individuals or organizations to Seller.

        BULK CUSTOMERS shall mean organizations purchasing Internet access services for five or more users through a single billing account.

        BUSINESS shall have the meaning specified in the recitals.

        BUYER shall mean MindSpring Enterprises, Inc.

        BUYER DOCUMENTS shall mean, individually and collectively, the First Buyer Documents and the Second Buyer Documents.

        CLAIMS shall mean any claim or other assertion of liability by a third party.

        CODE shall mean the Internal Revenue Code of 1986, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

        COMMON CONTROL ENTITY shall mean any trade or business under common control (as such term is defined in Section 4.14(b) or 4.14(c) of the Code) with Seller.

        CONTINUING EMPLOYEES shall mean Employees who become employees of Buyer.

        CONTINUING SUBSCRIBERS shall mean those Subscribers who remain Buyer's customers and current in their payments to Buyer for services as of the First Measurement Date, as well as those customers of Buyer signed up by Seller pursuant to Section 3.3 who remain Buyer's customers and current in their payments to Buyer for services as of the Second Measurement Date.

        DEFINED BENEFIT PLAN shall mean a Plan that is or was a "defined benefit plan" as such term is defined in Section 3(35) of ERISA.

        EMPLOYEES shall have the meaning specified in Section 4.4.

        ENCUMBRANCES shall mean any mortgages, pledges, liens, claims, security interests, agreements, restrictions, defects in title, easements, restrictions, encumbrances, or charges; provided, however, "Encumbrances" shall not include any (i) liens for current taxes and assessments not yet due and payable, including but not limited to, liens for nondelinquent ad valorem taxes and nondelinquent statutory liens arising other than by reason of any default on the part of Seller or its Affiliates, (ii) such liens, minor imperfections of title, or easements on real property, leasehold estates, or personality as do not in any material respect detract from the value thereof and do not in any material respect interfere with the present use of the property subject thereto, (iii) materialmen's, mechanics', workmen's, repairmen's, employees', carriers', warehousemen's and other like liens arising in the Ordinary Course of Business or relating to any construction, rebuilding or repair of any property leased pursuant to the Leases or of the Assets, so long as any such lien does not materially impair the value of such leased property or the Assets, and (iv) rights of the other parties under the Leases and the other leases and agreements included in the Seller Contracts (other than such rights arising in connection with a default thereunder by Seller or an event, which with notice or the passage of time, would constitute a default thereof by Seller) except for any such rights relating to any failure to obtain a consent required to assign such Leases and Seller Contracts to Buyer, which failure is in accordance with the terms of this Agreement.

        ENVIRONMENTAL LAWS shall mean any laws (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act), including any plans, other criteria, or guidelines promulgated pursuant to such laws, now in effect relating to pollution, protection of the environment or public health and safety, including laws relating to the generation, production, use, storage, treatment, transportation or disposal of Hazardous Materials.

        ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

        FIRST BUYER DOCUMENTS shall mean, collectively, the documents described in Section 8.4.2.

        FIRST CLOSING shall mean the closing of the purchase, assignment and sale of the First Closing Assets contemplated hereunder.

        FIRST CLOSING ASSETS shall mean the First Closing Subscribers.

        FIRST CLOSING ASSUMED LIABILITIES shall mean each of the liabilities and obligations of Seller identified on Schedule 2.4.1; provided, however, that in no event shall Buyer assume any of Seller's liabilities or obligations relating to (a) the payment of Taxes with respect to any period prior to the First Closing Date, (b) any of Seller's Plans or Other Arrangements, which liabilities or obligations are due to any of Seller's current (active or non-active), former or retired employees for any period prior to the First Closing Date, or (c) any liabilities under any Seller Contract or any Lease with respect to services rendered, or events occurring prior to the First Closing Date.

        FIRST CLOSING DATE shall mean the time and date on which the First Closing takes place, as established by Section 8.1.

        FIRST CLOSING SUBSCRIBERS shall mean those persons identified on
Schedule 4.13.

        FIRST MEASUREMENT DATE shall mean the date which is sixty (60) days after the Second Closing.

        FIRST NOTE shall mean the promissory note in the form attached hereto as
Exhibit 2.3(a).

        FIRST SELLER DOCUMENTS shall mean, collectively, the documents described in Sections 8.2.1(i), (ii), (iii), and (iv) and 8.2.2.

        FOURTH NOTE shall mean the promissory note in the form attached hereto as Exhibit 2.3(d) in an original principal amount equal to the excess, if any, of the Purchase Price determined as of the Second Measurement Date over the sum of the Cash Payment and the original amounts of the First Note, Second Note and Third Note.

        GAAP shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances at the time or for the period in question.

        GOODWILL shall have the meaning specified in the definition of "Assets".

        GOVERNMENTAL AUTHORITY shall mean any agency, board, bureau, court, commission, department, instrumentality or administration of the United States government, any state government or any local or other governmental body in a state, territory or possession of the United States or the District of Columbia.

        HARRISBURG FACILITY shall mean the customer service facility and all telephone switches, other equipment and approximately 75 employees, which is currently located at the following address: 23 Old Depot Road, New Cumberland, PA 17070.

        HAZARDOUS MATERIALS shall mean any wastes, substances or materials (whether solids, liquids or gases) that are deemed hazardous, toxic, pollutants or contaminants, including, without limitation, substances defined as "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," or other similar designations in, or otherwise subject to regulation under, any Environmental Laws. "Hazardous Materials" includes polychlorinated biphenyls
(PCBs), asbestos, lead-based paints, and petroleum and petroleum products (including, without limitation, crude oil or any fraction thereof).

        INDEMNIFIED PARTY and INDEMNIFYING PARTY shall have the respective meanings specified in Section 10.4.1.

        INTELLECTUAL PROPERTY shall mean all intellectual property of Seller, used or useful in connection with the Assets and the Business including, without limitation, (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice) used or useful in connection with the Assets and the Business, all improvements thereto and all patents, patent applications and patent disclosures, (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names (including without limitation the Pipeline domain name and the Pipeline Name) used or useful in connection with the Assets and the Business, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works, all copyrights and maskworks and all applications, registrations and renewals in connection therewith used or useful in connection with the Assets and the Business, (iv) all trade secrets and confidential information used or useful in connection with the Assets and the Business (including, without limitation, all ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, business and marketing plans and proposals and other information or material within the definition of a "trade secret" as set forth in (S) 1(4) of the Uniform Trade Secrets Act (1995), (v) all computer programs (including, without limitation, data and related documentation) used or useful in connection with the Assets and the Business including without limitation the Pipeline Software, (vi) all other intellectual property used or useful in connection with the Assets and the Business, (vii) all rights as a licensee or authorized user of the intellectual property of any third party and (ix) all copies and tangible embodiments of the foregoing in whatever form or medium.

        IRS shall mean the Internal Revenue Service.

        LAWS shall mean all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, orders, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified persons or entities and to the businesses and assets thereof (including, without limitation, Laws relating to the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; and safety, health and fire prevention), but specifically excluding Environmental Laws.

        LEASES shall mean the leases described on Schedule 4.10.

        LOCAL CONTENT shall mean information produced by the Pipeline Group related to the local communities served by PSI POPs.

        LOSSES shall mean any and all demands, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, losses, damages (including diminution in value), liabilities, obligations (including those arising out of any action, such as any settlement or compromise thereof or judgment or award therein) and the reasonable costs and expenses of an Indemnified Party associated therewith, including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements.

        MARCH 31, 1996 BALANCE SHEET shall mean the unaudited balance sheet of Seller attached hereto as a part of Schedule 4.5.

        MULTIEMPLOYER PLAN shall mean a Plan that is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA.

        NETSCAPE shall mean Netscape Communications, Inc.

        NOTES shall mean, collectively, the First Note, the Second Note, the Third Note and the Fourth Note.

        ORDINARY COURSE OF BUSINESS shall mean, with respect to Seller (i) with respect to any period prior to the date of this Agreement, the ordinary course of business consistent with past practices of Seller, and (ii) with respect to any period from and after the date of this Agreement up to and including the Second Closing Date, the ordinary course of business consistent with past practices of Seller and the practices of a reasonable business person in similar situations.

        OTHER ARRANGEMENT shall mean a benefit program or practice providing for bonuses, incentive compensation, vacation pay, insurance, restricted stock, stock options, employee discounts, company cars, tuition reimbursement or any other prerequisite or benefit (including, without limitation, any fringe benefit under Section 132 of the Code) to employees, officers or independent contractors of Seller that is not a Plan.

        PCBs shall mean polychlorinated biphenyls.

        PBGC shall mean the Pension Benefit Guaranty Corporation or its successor.

        PPP shall mean point to point protocol.

        PENSION PLAN shall mean a Plan that is an "employee pension benefit plan" as such term is defined in Section 3(2) of ERISA.

        PIPELINE GROUP shall mean that portion of the Business which is dedicated to servicing Subscribers using the Pipeline Software.

        PIPELINE NAME shall mean the various names used to describe Seller services which include the word "pipeline."

        PIPELINE SOFTWARE shall mean the software used by subscribers to Seller's Pipeline service including both the client and service component which allows Pipeline subscribers to access the Internet.

        PLAN shall mean any plan, program or arrangement, whether or not written, that is or was (a) an "employee benefit plan" as such term is defined in Section 3(3) of ERISA, and (b)(i) which was or is established or maintained by Seller or a Common Control Entity at least in part for the benefit of employees of Seller, or (b)(ii) to which Seller or a Common Control Entity contributed or was obligated to contribute or to fund or provide benefits at least in part for the benefit of employees of Seller.

        PSI NETSCAPE LICENSE shall mean Seller's license to use Netscape's Navigator 2.X Internet Browser.

        PSI POPs shall mean local dial-in points of presence connected to the PSINet network.

        PURCHASE PRICE shall have the meaning specified in Section 2.2.

        QUALIFIED PLAN shall mean a Plan that is a Pension Plan and that satisfies, or is intended by Seller or a Common Control Entity to satisfy, the requirements for tax qualification described in Section 401 of the Code.

        RELEASE shall mean any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, or release of Hazardous Materials from any source (including, without limitation, the Harrisburg Facility and property adjacent to the Harrisburg Facility) into or upon the environment, including the air, soil, improvements, surface water, groundwater, sewer, septic system, or waste treatment, storage, or disposal systems at, on, above, or under the Harrisburg Facility.

        RETAIL PROGRAMS shall mean Seller's relationship with retail outlets to distribute, sell or promote Internet access service.

        SALES TERM shall mean the period of five (5) years after the First Measurement Date.

        SECOND BUYER DOCUMENTS shall mean, collectively, the documents described in Section 8.5.2.

        SECOND CLOSING shall mean the closing of the purchase, assignment and sale of the Second Closing Assets contemplated hereunder.

        SECOND CLOSING ASSETS shall mean all Assets other than the First Closing Assets.

        SECOND CLOSING ASSUMED LIABILITIES shall mean each of the liabilities and obligations of Seller identified on Schedule 2.4.2; provided, however, that in no event shall Buyer assume any of Seller's liabilities or obligations relating to (a) the payment of Taxes with respect to any period prior to the Second Closing Date, (b) any of Seller's Plans or Other Arrangements, which liabilities or obligations are due to any of Seller's current (active or non-active), former or retired employees for any period prior to the Second Closing Date, or (d) any liabilities under any Seller Contract or any Lease with respect to services rendered, or events occurring, prior to the Second Closing Date.

        SECOND CLOSING DATE shall mean the time and date on which the Second Closing takes place, as established by Section 8.1.

        SECOND CLOSING SUBSCRIBERS shall mean a number of subscribers to Seller's Interramp and/or Pipeline services which, when added to the number of First Closing Subscribers, is not less than one hundred thousand (100,000).

        SECOND MEASUREMENT DATE shall mean the date sixty (60) days after the First Measurement Date.

        SECOND NOTE shall mean the promissory note in the form attached hereto as Exhibit 2.3(b) in original principal amount equal to Eight Million Eight Hundred Thousand Dollars ($8,800,000.00) plus the net book value of the Harrisburg Facility determined in accordance with GAAP as of the First Closing Date.

        SECOND SELLER DOCUMENTS shall mean, collectively, the documents described in Section 8.3.1(i), (ii) and (iii).

        SECURITIES ACT shall mean the Securities Act of 1933, as amended, and all Laws promulgated pursuant thereto or in connection therewith or as a successor thereto.

        SELLER shall mean PSINet Inc.

        SELLER CONTRACTS shall mean the contracts to which Seller is a party relating to the Assets or Business that are specified on Schedule 4.12.

        SELLER DOCUMENTS shall mean, individually and collectively the First Seller Documents and the Second Seller Documents.

        SELLER INFORMATION shall have the meaning specified in Section 3.7.1.

        SUBSCRIBERS shall mean collectively, the Second Closing Subscribers and the First Closing Subscribers.

        TAXES shall mean all federal, state, local and foreign taxes (including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholdings, or other similar charges of every kind, character or description imposed by any Governmental Authorities, and any interest, penalties or additions to tax imposed thereon or in connection therewith.

        THIRD NOTE shall mean the promissory note in the form attached hereto as
Exhibit 2.3(c) in an original principal amount equal to the excess, if any, of the Purchase Price determined as of the First Measurement Date over the sum of the Cash Payment and the original principal amounts of the First Note and the Second Note.

        WARN ACT shall mean the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Sec. 2101, et. seq.

        WARN ACT LOSSES shall mean any Losses suffered or incurred by Buyer under the WARN Act as a result of the transactions contemplated by this Agreement.

        WELFARE PLAN shall mean a Plan that is or was an "employee welfare benefit plan" as such term is defined in Section 3(l) of ERISA

Exhibits and Schedules to the Purchase Agreement have been omitted.

The following is a list of the omitted Exhibits and Schedules which the Company agrees to furnish supplementally to the Commission upon request:

     Exhibits:
     --------

           Exhibit 2.3(a)    Form of Convertible Note (First Closing)
           Exhibit 2.3(b)    Form of Convertible Note (Second Closing)
           Exhibit 2.3(c)    Form of Convertible Note (First Measurement Date)
           Exhibit 2.3(d)    Form of Convertible Note (Second Measurement Date)
           Exhibit 3.5       MindSpring Core Values and Beliefs
           Exhibit 8.2.1(a)  Form of Bill of Sale and Assignment of Assets
                             (First Closing)
           Exhibit 8.2.1(b)  Form of Assignment and Assumption of Contracts
                             and Leases (First Closing)
           Exhibit 8.2.1(c)  Form of Assumption Agreement (First Closing)
           Exhibit 8.2.1(d)  Form of Network Services Agreement
           Exhibit 8.2.2     Form of Confidentiality and Non-Competition
                             Agreement (First Closing)
           Exhibit 8.3.1(a)  Form of Bill of Sale and Assignment of Assets
                             (Second Closing)
           Exhibit 8.3.1(b)  Form of Assignment and Assumption of Contracts
                             and Leases (Second Closing)
           Exhibit 8.3.1(c)  Form of Assumption Agreement (Second Closing)
           Exhibit 8.3.2     Form of Confidentiality and Non-Competition
                             Agreement (Second Closing)

     Schedules:
     ---------

           Schedule 2.4.1    First Closing Liabilities
           Schedule 2.4.2    Second Closing Liabilities
           Schedule 3.11     Employees
           Schedule 4.1      Foreign Qualifications
           Schedule 4.4      Employee Contracts
           Schedule 4.5      Financial Information
           Schedule 4.6      Material Liabilities
           Schedule 4.8      Statement of Absence of Material Adverse Change
           Schedule 4.9.1    Assets with Encumbrances
           Schedule 4.9.3    Inventory of Fixed Assets
           Schedule 4.10.1   Leases and Subleases of Real Property
           Schedule 4.11     Intellectual Property
           Schedule 4.12     Contracts, Agreements, Leases and Commitments
           Schedule 4.13     Subscribers Included in the First Closing
           Schedule 4.15.2   Disputes
           Schedule 4.17.1   Post-Retirement Medical, Life Insurance or Other
                             Post-Retirement Plans
           Schedule 4.18.2   Notices
           Schedule 4.18.3   Permits, Licenses, Certificates and Approvals
           Schedule 4.19     Consents
           Schedule 4.22     Disclosure of Negative Material Conditions
           Schedule Annex I  Licensed Software